As filed with the Securities and Exchange Commission on March 18, 1999
                                                     Registration No. 333-34739
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                        POST-EFFECTIVE AMENDMENT NO. 1

                                      TO

                                   FORM S-3

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                              DISCREET LOGIC INC.
            (Exact name of registrant as specified in its charter)

            Quebec                                            98-0150790
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                          Identification No.)

       10 Duke Street, Montreal, Quebec, Canada, H3C 2L7, (514) 393-1616 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                             ____________________

                                CT Corporation
                                2 Oliver Street
                         Boston, Massachusetts  02109
              (Name and address of agent for service of process)

                                (617) 482-1868
         (Telephone number, including area code, of agent for service)
                             ____________________
                                  Copies to:

        Francois Plamondon                        Mark J. Macenka, Esq.
        DISCREET LOGIC INC.                  TESTA, HURWITZ & THIBEAULT, LLP
          10 Duke Street                            High Street Tower
         Montreal, Quebec                            125 High Street
         Canada, H3C 2L7                      Boston, Massachusetts  02110
         (514) 393-1616                              (617) 248-7000

     The Registrant hereby removes from registration under this Registration Statement 88,196 common shares, without par value per share (the "Common Shares"), registered hereunder (all shares originally registered hereunder being referred to as the "Offered Shares"), that have not been sold pursuant to this Registration Statement. By the terms of this Registration Statement and a Registration Rights Agreement among the Registrant and certain holders of Offered Shares, the Registrant was required to keep this Registration Statement effective until the earlier of the sale of all the Offered Shares pursuant to the registration statement or ninety (90) days after the effective date of the registration statement (subject to extension for any period of time sales of Offered Shares pursuant to the registration statement may be suspended by the Company). As of the date hereof, 466,804 Offered Shares have been sold or otherwise transferred by selling stockholders under this Registration Statement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Montreal, Quebec, Canada on March 16, 1999.

                                      DISCREET LOGIC INC.

                                      By: /s/ FRANCOIS PLAMONDON
                                         ----------------------
                                         Francois Plamondon
                                         Chief Financial Officer


                                      By:   *
                                         ----------------------
                                         Thomas Cantwell
                                         Authorized United States Representative


     Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Post-Effective No. 1 to the registration statement has been signed below by the following persons in the capacities indicated on March 16, 1999.

Signature                                            Title
-----------------------------------  -------------------------------------

       *                             Chief Executive Officer and Director
-----------------------------------  (principal executive officer)
Richard J. Szalwinski

       *                             Director
-----------------------------------
Gary G. Tregasklis

       *                             Director
-----------------------------------
Thomas Cantwell

       *                             Director
-----------------------------------
Brian P. Drummond

       *                             Director
-----------------------------------
Pierre Desjardins

       *                             Director
-----------------------------------
Perry M. Simon

/s/ FRANCOIS PLAMONDON               Executive Vice President and Chief
-----------------------------------  Financial Officer
Francois Plamondon

/s/ FRANCOIS PLAMONDON
-----------------------------------
*By:  Francois Plamondon
      as Attorney in Fact